April 23, 2001





               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



         We hereby consent to the use in Form 8-K/A of I-Trax, Inc., our report dated April 3, 2001 relating to the financial statements of iSummit Partners, LLC which appear in such amended 8K.


Bernath & Rosenberg, P.C.
New York, NY